UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 16, 2012

CAMBIUM LEARNING GROUP, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-34575	27-0587428
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

17855 North Dallas Parkway, Suite 400, Dallas, Texas		75287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	214-932-9500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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On May 16, 2012, the Company held its annual meeting of stockholders at which the stockholders voted upon (i) the re-election of Ronald Klausner, Jeffrey T. Stevenson and Richard J. Surratt as Class III directors to the Company’s Board of Directors for three-year terms and (ii) the ratification of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

The stockholders elected the three nominees as Class III directors and approved the ratification of the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

 The Company had 49,563,824 shares of Common Stock outstanding as of March 19, 2012, the record date for the Annual Meeting.  At the Annual Meeting, holders of a total of 47,709,996 shares of Common Stock were present in person or represented by proxy.  The following sets forth information regarding the results of the voting at the Annual Meeting:

Proposal 1: The shareholders voted to elect the following individuals as Class II directors for a three-year term with the votes shown:

Nominee	Votes For	Votes Against	Abstentions		Broker Non-Votes
Ron Klausner	40,954,908	4,510,359	—		2,244,729
Jeffrey T. Stevenson	39,812,716	5,652,551	—	—	2,244,729
Richard J. Surratt	40,559,841	4,905,426	—	—	2,244,729

Proposal 2: A proposal to ratify Whitley Penn LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011 was adopted with the votes shown:

Votes For	Votes Against	Abstentions	Broker Non-Votes
47,374,321	18,417	317,258	-

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMBIUM LEARNING GROUP, INC.

May 17, 2012	By:	/s/Todd W. Buchardt

Name: Todd W. Buchardt
Title: Senior Vice President, General Counsel and Secretary